Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Merrill Lynch & Co., Inc. (the “Corporation”) and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Edward P. O’Keefe, Lauren Mogensen, Craig T. Beazer and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Post-Effective Amendment to the Registration Statement on Form S-3 (Reg. No. 333-158302) of the Corporation in connection with an indeterminate amount of the debt securities and other securities (the “Securities”) previously issued by the Corporation that may be reoffered or resold in market-making transactions by affiliates of the Corporation, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all additional post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of the Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of the Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

MERRILL LYNCH & CO., INC.

/s/ THOMAS K. MONTAG
Thomas K. Montag
Chief Executive Officer

Dated: February 7, 2012

Signature	Title	Date

/s/ THOMAS K. MONTAG	Chief Executive Officer (Principal Executive Officer) and Director	February 7, 2012
Thomas K. Montag

/s/ JENNIFER M. HILL	Chief Financial Officer (Principal Financial Officer)	February 8, 2012
Jennifer M. Hill

/s/ PETER D. TAUBE	Chief Accounting Officer and Controller (Principal Accounting Officer)	February 7, 2012
Peter D. Taube

	Chairman and Director	February , 2012
Brian T. Moynihan

/s/ TERRENCE P. LAUGHLIN	Director	February 7, 2012
Terrence P. Laughlin

/s/ BRUCE R. THOMPSON	Director	February 6, 2012
Bruce R. Thompson